Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Annual Report on Form 10-K of our report dated February 27, 2007, relating to the financial statements of Freedom Acquisition Holdings, Inc.

/s/ ROTHSTEIN KASS & COMPANY, P.C.

Roseland, New Jersey
March 27, 2007